UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2026

DENNY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 East Main Street

Spartanburg, South Carolina 29319-0001

(Address of principal executive offices)

(Zip Code)

(864) 597-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated November 3, 2025 (the “Merger Agreement”), by and among Denny’s Corporation, a Delaware corporation (the “Company”), Sparkle Topco Corp., a Delaware corporation (“Parent”), and Sparkle Acquisition Corp., a Delaware corporation and a wholly owned, indirect subsidiary of Parent (“Merger Sub”).

On January 16, 2026 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned, indirect subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time (subject to certain specified exclusions) was cancelled, retired and ceased to exist and was automatically converted into the right to receive $6.25 in cash, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable legal requirements.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Master Lease Agreement

Contemporaneously with the consummation of the Merger, the Company and certain of its subsidiaries engaged in a sale-leaseback transaction, in which the Company and such subsidiaries conveyed real property assets to the sale/leaseback purchaser, for an aggregate purchase price of approximately $145.5 million and thereafter leased back from the sale/leaseback purchaser certain of those properties pursuant to a Master Lease Agreement, dated as of January 16, 2026, entered into by and between Denny’s, Inc., a Florida corporation and wholly owned subsidiary of the Company, and the sale/leaseback purchaser.

Credit Agreement

Contemporaneously with the consummation of the Merger, Sparkle Holdco 2 Corp., a Delaware corporation and wholly owned subsidiary of Parent, as the borrower, Sparkle Holdco 1 Corp., a Delaware corporation and wholly owned subsidiary of Parent, as holdings, and certain of Parent’s and the Company’s subsidiaries, as guarantors, entered into that certain Credit Agreement with certain debt financing sources party thereto (the “Credit Agreement”), which provides for (i) a senior secured term loan facility consisting of initial term loan commitments in an aggregate principal amount equal to $300,000,000 and (ii) a senior secured revolving credit facility consisting of revolving commitments in an aggregate principal amount equal to $35,000,000. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of the respective types provided for therein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the consummation of the Merger, on the Closing Date, the Company terminated all outstanding commitments, including commitments to issue letters of credit, under the Fourth Amended and Restated Credit Agreement, dated as of August 26, 2021, by and among Denny’s, Inc., Denny’s Corporation, DFO, LLC, Denny’s Realty, LLC, Keke’s, Inc., Keke’s Franchise Organization, LLC, Wells Fargo Bank, National Association, Truist Bank, Bank Of the West, Regions Bank, Cadence Bank, N.A., and Fifth Third Bank, National Association, as amended in its entirety pursuant to that First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 31, 2023 (as amended, the “Company Credit Agreement”). In connection with the termination of the Company Credit Agreement, all outstanding obligations for principal, interest and fees under the Company Credit Agreement were paid in full, and all liens and guarantees related thereto were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time, each:

(i)

share of Common Stock issued and outstanding as of immediately prior to the Effective Time (except for Common Stock (A) owned by the Company (or any of its wholly owned subsidiaries); (B) owned by Parent, Merger Sub or any of their respective affiliates; and (C) any Common Stock held by stockholders who are entitled to and have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL) was cancelled, retired and ceased to exist and was automatically converted into the right to receive the Merger Consideration, subject to any withholding of taxes required by applicable legal requirements;

(ii)

outstanding award of restricted stock units (including deferred stock units) with respect to Common Stock issued under the Company’s Equity Plans (the “Company Equity Plans”) subject to vesting or forfeiture based solely on criteria related to continued service or employment (each, a “Company RSU Award”) was, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof, cancelled and terminated and converted into the right of the holder of the Company RSU Award to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes), equal to the product of (A) the aggregate number of Common Stock underlying such Company RSU Award, multiplied by (B) the Merger Consideration; and

(iii)

each outstanding award of restricted stock units with respect to Common Stock issued under the Company Equity Plans that is subject to conditions of vesting or forfeiture that are based on performance criteria (each, a “Company PSU Award”) was, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof, cancelled and terminated and converted into the right of the holder of the Company PSU Award to receive from the Surviving Corporation an amount in cash (without interest and subject to applicable withholding taxes), equal to the product of (A) the aggregate number of Common Stock underlying such Company PSU Award (with such number of Common Stock determined in accordance with the terms of the applicable award agreement pursuant to which such Company PSU Award was granted (and without discretionary adjustment by the Company’s Board of Directors (the “Company Board”) (or a committee thereof))), multiplied by (B) the Merger Consideration. Any Company PSU Award that was unvested as of immediately prior to the Effective Time in accordance with the terms of the applicable award agreement pursuant to which it was granted was automatically cancelled without further action and for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Item 2.01, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On January 16, 2026, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file a Form 25 Notification of Removal from Listing and/or Registration with the SEC to remove the Common Stock from listing on Nasdaq and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Except as described in Item 2.01, pursuant to the Merger Agreement, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time, was automatically converted at the Effective Time into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 1.01, 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to consummate the Merger and related transactions through a combination of third-party debt financing, equity investments and the sale-leaseback transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, Olu Beck, Bernadette S. Aulestia, Gregg R. Dedrick, José M. Gutiérrez, John C. Miller, Kelli F. Valade and Mark R. Vondrasek, each of whom was a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and a member of any committee of the Company Board. At the Effective Time, Rohit Manocha and Anil Yadav comprised the board of directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Press Release Announcing Completion of the Merger

On the Closing Date, the Company and TriArtisan Capital Advisors LLC issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*+	Agreement and Plan of Merger, dated November 3, 2025, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 4, 2025)

3.1	Amended and Restated Certificate of Incorporation of Denny’s Corporation

3.2	Amended and Restated Bylaws of Denny’s Corporation

99.1	Press Release, dated as of January 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.
+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENNY’S CORPORATION

	By:	/s/ Kelli F. Valade
	Name:	Kelli F. Valade
	Title:	Chief Executive Officer

Date: January 16, 2026